EXHIBIT 99.1

GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 2005-C4 $2.398B NEW ISSUE CMBS

Lead-Mgrs:        Banc of America Securities LLC / Deutsche Bank
Securities
Co-Managers:      CSFB / JPMorgan / Merrill Lynch & Co.
Rating Agencies:  Standard & Poor's / Moody's

        Ratings    Class     WAL    Principal     Sub
Class (S&P/MDY's) Size (1)  (yrs)    Window      Levels     Launch
A-1    AAA/Aaa      27.3     3.02    1-58       30.000%      S+9
A-1D   AAA/Aaa      75.0     3.02   **NO LONGER AVAILABLE**
A-2    AAA/Aaa     224.8     4.90    58-60      30.000%      S+25
A-3A   AAA/Aaa     197.0     6.73    79-82      30.000%      S+35
A-3B   Aaa/Aaa      25.0     6.73    79-82      30.000%      s+35
A-SB   AAA/Aaa     140.0     7.42    60-113     30.000%      S+31
A-4    AAA/Aaa     775.1     9.73    113-118    30.000%      S+32
A-1A   AAA/Aaa     214.4     9.02  **NO LONGER AVAILABLE**
A-M    AAA/Aaa     239.8     9.90    118-119    20.000%      S+36
A-J    AAA/Aaa     152.9     9.91    119-119    13.625%      S+45
B      AA+/Aa1      24.0     9.91    119-119    12.625%      S+47
C      AA/Aa2       30.0     9.91    119-119    11.375%      S+49
D      AA-/Aa3      24.0     9.96    119-120    10.375%      S+52
E      A/A2         45.0     9.99    120-120     8.500%      S+59
(1) The balances of the certificates are approximate

Annex ID 41 - Concorde Centre II ($14,399,000), an office property has been removed from the transaction.

Expected Timing
Price           - Friday December 2
Settlement      - Wednesday December 14th

Disclaimer:
This information shall be deemed superseded in its entirety by the prospectus relating to the above securities. Copies of the final Prospectus and Prospectus Supplement may be obtained from Scott Waynebern/Heath Forusz (212-250-5149 - 60 Wall Street 3rd floor, NY, NY 10005) or Geordie Walker/Chris Springer (704-388-1597 - 214 North Tryon Street, Charlotte, NC 28255). Banc of America Securities LLC and the other underwriters or their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

IRS CIRCULAR 230 NOTICE
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THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN
CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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